UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2012

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07               Submission of Matters to a Vote of Security Holders

Red Robin Gourmet Burgers, Inc. (the “Company”) held its annual stockholders meeting on May 24, 2012 in Greenwood Village, Colorado.  Of the 14,670,675 shares of common stock issued and outstanding as of the record date, 13,962,288 shares of common stock (approximately 95%) were present or represented by proxy at the annual meeting.  The Company’s stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to declassify the Company’s board of directors, elected all of the directors nominated by the Company’s board of directors, voted, on an advisory basis, to approve named executive officer compensation and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2012. The results of the voting on the matters submitted to the stockholders are as follows:

1.               Amendment of the Company’s Amended and Restated Certificate of Incorporation, as amended, to declassify the Company’s board of directors:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES	% OF SHARES OUTSTANDING
11,521,068	679,317	4,641	1,757,262	78.5%

2.               Election of Robert B. Aiken, Richard J. Howell, James T. Rothe and J. Taylor Simonton, as directors of the Company:

Name	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES	% OF VOTES CAST
Robert B. Aiken	11,939,564	261,933	3,529	1,757,262	97.9%
Richard J. Howell	11,649,161	552,336	3,529	1,757,262	95.5%
James T. Rothe	11,065,282	1,136,215	3,529	1,757,262	90.7%
J. Taylor Simonton	11,935,740	265,757	3,529	1,757,262	97.8%

3.               Advisory vote to approve named executive officer compensation:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES	% OF VOTES CAST
10,749,919	1,337,572	117,535	1,757,262	88.9%

4.               Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2012:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES	% OF VOTES CAST
13,755,667	174,368	32,253	—	98.7%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 25, 2012

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name:	Annita M. Menogan
Title:	Chief Legal Officer